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                                                                    Exhibit 10.6

10 April 2000

Michel Taride
Hertz Europe Limited

Dear Michel

It is agreed as follows:

1. During your employment

1.1 During your employment with us you must not:

      1.1.1 without our prior written consent, be Interested in any other Person where this may interfere, conflict or compete with our interests or the efficient performance of your duties;

      1.1.2 Directly or Indirectly, entice away or attempt to entice away from us or otherwise discourage from being employed by us any of our employees.

2. After your employment

2.1 You agree with us that you will not Directly or Indirectly following the date of your resignation or the date that we give you notice of termination (whichever is applicable) for a period of twelve (12) months:

      2.1.1 be Interested in any Person providing Services within the Area in competition with us;

      2.1.2 solicit or attempt to endeavour to solicit the custom of any Customer in competition with us in order to supply Services within the Area;

      2.1.3 supply Services to any Customer in competition with us within Area;

      2.1.4 solicit or entice away from us any Key Employee;

      2.1.5 offer employment to or employ or enter into partnership or association with (or offer so to do) or retain the services (or offer so do) whether as agent, consultant or otherwise of any Key Employee.

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2.2   Each of the restrictions set out in this Clause will be considered separate from one another and it is acknowledged that each sub-clause may contain more than one restriction. For the avoidance of doubt each restriction insofar as it applies to Associated Companies shall be separate from the equivalent restriction as it applies to us.

2.3 The restrictions set out in this Clause and the definitions of "Customers", "Key Employee", "Area" and "Services" as set out in the schedule attached hereto are considered by the parties to be reasonable in all the circumstances. It is however agreed that if any one or more of such restrictions or definitions shall either taken by itself or themselves together be adjudged unreasonable in all the circumstances for the protection of our legitimate interests, but would be adjudged reasonable if any particular restriction or definition were deleted or if any part of the wording of such restriction or definition were deleted, then the parties further agree that the said restrictions and definitions shall apply with such deletions.

3.    Your Obligations on Termination

3.1   On your Termination Date you must return to us our Property.

3.2 You must both during your employment and at any time after the Termination Date provide us with such assistance as we may require in the conduct of such proceedings in any Court, Tribunal or other body of competent jurisdiction as may arise in respect of which we believe you may be able to provide assistance. We will pay any reasonable out-of-pocket expenses necessarily incurred in providing such assistance.

3.3 During any period of notice, and if we continue to pay your salary and to provide all of your contractual benefits until the Termination Date, then we may:

      3.3.1 require you not to carry out your duties during the remaining period of your employment;

      3.3.2 require you to resign immediately from any offices you may hold with us. Any such requirement will not constitute a breach of your contract of employment with us;

      3.3.3 require you not to attend your place of work or any of our premises during the remaining period of your employment;

      3.3.4 require you to return to us all or any of our Property;

      3.3.5 require you to undertake work from your home and/or to carry out exceptional duties or special projects outside the normal scope of your duties and responsibilities;

      3.3.6 appoint one or more persons to carry out your duties and/or responsibilities and/or to assume your position.

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You agree that if you receive an offer of employment or engagement during your employment with us or during the continuance in force of any of the restrictions set out in this Agreement, you will immediately provide to the legal entity making the offer a complete copy of this Agreement.

4.    Governing Law

This Agreement shall be subject to the laws of England and Wales and the parties hereby submit to the exclusive jurisdiction of the English courts.

Please sign and return a copy to show your acceptance of its terms and conditions.

SIGNED BY

_________________________

duly authorised for and on behalf of the Company and the Associated Companies

DATED

__________________________

SIGNED BY THE EMPLOYEE

__________________________

DATED

_________________________

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                              Schedule Definitions

In this Agreement, the following words or phrases shall, unless the context requires otherwise, have the following meanings:

"Agreement"             means this agreement including the schedule.

"Area" means those countries in which we operated during: the period of twelve (12) months immediately prior to the date of your resignation or the date that we gave you notice of termination (whichever is applicable) and/or any period of notice, and any other country in which we were actively making arrangements to operate at such date provided that you were involved in such arrangements.

"Associated Company"    means The Hertz Corporation and any body corporate
                        which is within the ultimate ownership of The Hertz
                        Corporation.

"Customer"              means any Person who is our customer and any Person
                        with whom or which at any time during: the period of twelve (12) months immediately prior to the date of your resignation or the date that we gave you notice of termination (whichever is applicable) and/or any period of notice, you on our behalf, have been in negotiation or who or which have received a presentation or a competitive pitch with which you were involved with a view to the provision of our Services to such Person.

"Directly or            means (without prejudice to the generality of the
Indirectly"             expression) whether as principal or agent; whether
                        alone, jointly, in partnership with another or for or on behalf of another; whether as a shareholder, director
                        (including a shadow director), agent, principal, partner, consultant, employee or otherwise, or by virtue of providing financial assistance.

"Key Employee"          means a person who was at any time during: during the
                        period of twelve (12) months immediately prior to the date of your resignation or the date that we gave you notice of termination (whichever is applicable) and/or any period of notice, engaged or employed as an employee, director, consultant (other than a professional adviser) or agent of us and who was both:

                        - a person with whom you personally dealt during your employment by us; and

                        - employed or engaged in an account handling, financial, managerial, sales, executive, professional or similar capacity.

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"Interested"            means employed or engaged by or concerned or interested
                        in (whether Directly or Indirectly) other than as a shareholder holding Directly or Indirectly by way of bona fide investment only and subject to prior disclosure to us of up to three per cent. (3%) in nominal value of the issued shares or other securities of any class of any company.

"Person" means person, firm, company, association, corporation or other organisation or entity.

"Property"              means all equipment, documents, credit or charge cards,
                        computer disks, computer software and hardware, portable telephones, notes, specifications, minutes and papers, plans, keys, customer lists and data, reports and any other property (including copies, summaries and excerpts) belonging to or relating to our business, or created by you in the course of your employment by us, which are in your possession or under your control.

"Relevant Associated    means any Associated Company to which you have in the
Company"                course of your employment by us rendered services
                        during: the period of twelve (12) months immediately prior to the date of your resignation or the date that we gave you notice of termination (whichever is applicable) and/or any period of notice.

"Services"              means services of a type or which compete with those:

                        - provided by us in the ordinary course of our business during: the period of twelve (12) months immediately prior to the date of your resignation or the date that we gave you notice of termination (whichever is applicable) and/or any period of notice, and

                        - the provision of which you were concerned or engaged during your employment with us.

"Termination Date"      means the last day that you worked for us following
                        completion of any notice period.

"we" "us" "ours"        means Hertz Europe Limited and shall include any
                        Associated Company and any Relevant Associated Company where the context so admits:

"you" "You" "your"      means the employee to whom this letter is addressed.
"Your"

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